AGREEMENT

                   Drawn up and signed in Petach Tikva, on 10.2.1997

Between            :   Nur Advanced Technologies Ltd.
                       of 5 David Navon
                       Magshmim
                       (hereinafter: "Nur")
                                                                of the one part
                                                                ----------------
and between       :    I.T.S. Machinery Development Ltd.
                       of 7 Hasadna Street
                       Petach Tikva
                       (hereinafter: "I.T.S.")
                                                              Of the second part
                                                              ------------------

Whereas           :  Nur is engaged among other things in research,
                     development and production of unique (digital) computerized printing systems, which are designated for color printing in large formats and which use various ink-jet technologies;

and whereas       :  In the context of its operations Nur initiated
                     the development of a printing systems known as Blueboard, which prints in various widths of up to 16 ft., including using the use of water-based ink, and which is meant by Nur for sale in various countries throughout the world
                     (hereinafter: "the BB printer");

and whereas       :  In the context of developing the BB printer Nur is assisted by I.T.S. which carries out the mechanical development of the BB printer (hereinafter: "development work") for Nur, and this in accordance with the main technical specifications attached to this agreement as Appendix A
                     (hereinafter: "the specifications");

and whereas       :  Nur is interested, subject to completing development of the
                     BB printer, to give to an external source, who will act as an independent contractor, the manufacture of the mechanical components and the assembling of the BB series of printers, based on the conditions detailed in the this agreement (hereinafter: "the production work");

and whereas       :  I.T.S. is interested to carry out the production work for
                     Nur, and Nur agrees to give I.T.S. the execution of the production work, including granting I.T.S., in consideration for I.T.S.'s contribution to the successful execution of the engineering design work included in the development work, certain rights with regard to the production work, and all in accordance with the terms detailed in this agreement;

and whereas:         The parties wish to base their agreement in relating to the development work and the conditions for carrying out the production work in writing,

         it is hereby agreed and conditioned among the parties as follows:

1.       Preamble and interpretation
         ---------------------------

 1.1. The preamble and the Appendices to this agreement are an integral part thereof. The parties hereby agree that they will cooperate in order to complete those Appendices which at the time of signing the agreement have not yet been prepared, and the said Appendices will be attached to the agreement not later than sixty (60) days from the date of this agreement.

 1.2. The headings to the paragraphs in this agreement are intended for reference only and should not used for interpreting this agreement.

2.       I.T.S.'s presentations
         ----------------------

         I.T.S. declares, certifies and undertakes as follows:

2.1 That the specifications of the BB printer were presented to it and that they were fully satisfied with them.

2.2 That it knows that as the development work advances during the execution of the production work there are likely to be changes in the specifications and the plans of the BB printer.

2.3 That it has the know-how, experience and ability required to carry out the development and production work in the conditions detailed in this agreement.

2.4 That the B.B. Printer and all the rights, existing and future, in the B.B. Printer, in the future developments of the B.B. Printer and the know-how included in the B.B. Printer, including the rights for intellectual property included in the B.B. Printer, in the plans for the B.B. Printer developed by Nur, in the commercial secrets and the production file, as defined below, belong to Nur and that apart from the rights it specifically grants in this agreement, it has not and will not have any claim, demand or contention with regard to the ownership of the B.B. Printer and the rights in the B.B. Printer and that it waives all such claims, demands or contentions.

2.5 That all know-how connected with the B.B. Printer is the property of Nur, and that it does not have and will not have any claims, demands or contentions to the know-how rights as mentioned, and that it will transfer it to Nur at Nur's demand. Regarding this agreement: any "know-how" or information given to I.T.S. or to someone on its behalf by Nur and/or by others on behalf of Nur and/or know-how or information which will accumulate at I.T.S., during and as a result of carrying out the development and/or production work, including the production file, plans, drawing, blueprints, specifications, engineering plans, computer software, methods of work and production, copyrights in patents, lists of suppliers, business plans, price lists etc., and all these were in writing, verbally, whether in a computer, whether the original or a copy and whether in any other form.

2.6 As long as this agreement is in effect, and after the termination of this agreement, I.T.S. will assist Nur to the best of its ability including in the field of any paperwork required for the purpose of registering the patents discovered during and with regard to the development and/or production work in the name of Nur, and in consideration will be entitled to a refund of the expenses which are related to the said assistance.

2.7 It is hereby agreed that the declarations and obligations of I.T.S. pursuant to clauses 2.4 and 2.5 above will be in effect in all cases on the termination of this agreement including as a result of its cancellation.

3.       Development work
         ----------------

3.1 The parties certify that Nur gave I.T.S. and I.T.S. received from Nur the execution of the development work and all the terms detailed in this agreement.

3.2. I.T.S. carried out and is carrying out the development work in accordance with the stages and the timetables detailed in the work program attached to this agreement as Appendix B and which include among other things the production and assembly of a prototype of the B.B. Printer according to the specifications (hereinafter: "the Alpha Printer"), the production and the assembly of two printers (Beta site series) (hereinafter: the "Beta Printers") and preparation for the regular production including preparing the production file as mentioned in clause 5 below.

3.3 It is hereby clarified that the execution of the development work by I.T.S. is part of the development process of the B.B. Printer which is carried out by Nur and that the development work will be carried out by I.T.S. in coordination with Nur. In accordance with the aforesaid, Nur will supply I.T.S. on Nur's account, the electronic components and software and the ink-jet head which will be combined in the Alpha Printer and the Beta Printers, and all as detailed in Appendix A to this agreement.

3.4. It is hereby agreed that the Alpha Printer and Beta Printer will be produced and assembled by I.T.S. only after receiving the approval of Nur to the Alpha Printer and they will be manufactured while applying the changes, adjustments and additions required by Nur to the Alpha Printer. To avoid doubt, it is hereby clarified that the changes, adjustments and additions as mentioned are part of the development work and will be carried out by I.T.S.

3.5 Should Nur during the execution of the development work carry out significant changes in the specifications and/or the B.B. Printers plans, then notwithstanding the aforesaid in clause 3.2 above, these will be coordinated between Nur and I.T.S. These changes required in the timetables detailed in Appendix B to this agreement.

3.6 Notwithstanding the aforesaid in clause 3 above, should the Alpha Printer not be in accordance with the specifications, Nur will be entitled within 30 days from the date of supplying the Alpha Printer to terminate this agreement with a notice in writing to I.T.S. In the event of a notice for termination as said, I.T.S. will not be entitled to any payment of any type whatsoever, apart from the payment as mentioned in clause 4.1 below.

3.7 In the context of carrying out the development work I.T.S. will be obligated to add and carry out all the changes, adjustments and additions required by Nur in the Beta Printer, and this until the completion of the regular production model of the B.B. Printer. For this purpose it is agreed that the regular production model of the B.B. Printer will include multi-roller printing system and fitting for a forklift. In the context of the contents of this clause 3.7 above, I.T.S. will carry out all the changes and adjustments required in order to ensure B.B. Printers compliance with the standards applying to B.B. Printers and this both in Israel and in any country in the world.

4.       Consideration for the development work
         --------------------------------------

4.1 In consideration for carrying out the development work connected with the Alpha Printer including the production and assembly of the Alpha Printer, I.T.S. will be entitled to receive a one time payment in NIS equal to one hundred and forty-five thousand three hundred and ninety (145,390) US dollars (hereinafter: "the Alpha consideration"). The Alpha consideration will be paid to I.T.S. within 60 days of the date of delivery of the Alpha Printer to Nur with Nur's full satisfaction.

4.2 In consideration for executing the development work connected with each of the Beta Printers, including the production work and the assembly of each printer, I.T.S. will be entitled to a onetime payment of NIS equal to one hundred thousand (100,000) US dollars (hereinafter: "the Beta consideration"). The payment for consideration for each of the Beta Printers will be carried out in accordance detailed in clause 8.4 below.

4.3 I.T.S. will be entitled, in addition to the Alpha consideration and the Beta consideration to a refund of its costs for work hours (excluding planning hours) connected with carrying out changes, adjustment and additions as mentioned in Clause 3.4 and/or 3.7 above, which will be required by Nur after the date of this agreement and the raw materials required to carry out those changes, adjustments and additions, which will be calculated in accordance with the tables attached to this agreement as Appendix C (hereinafter: "consideration for additional work").

         I.T.S. undertakes that prior to carrying out the work as detailed in clause 4.3 above, for which consideration for the additional work will exceed $1,000 it will give a prior written notice of this to Nur and will not carry out any work until after receiving Nur's written approval.

         In consideration for the additional work I.T.S. will be paid within 30 days of the end of the calendar month in which I.T.S. submits a detailed account to Nur, which will include details of the work hours which entitle them to consideration for the additional work and raw materials purchased, as mentioned in this clause 4.3 above, and the consideration for additional work which is due.

4.4. Apart from the payment of the Alpha consideration, the Beta consideration and the consideration for additional work, I.T.S. will not be entitled to any additional considerations for carrying out the development work and I.T.S. hereby certifies that it will not be entitled to any additional payment for carrying out the development work, including work of preparing the production file, as defined in
         5.1 below and preparations for regular production.

4.5 All payments which I.T.S. will be entitled to from Nur as mentioned in this clause 4 will be paid to I.T.S. according to the representative rate of the dollar at the actual time of the payment and against a tax invoice prepared according to law.

4.6. It is hereby clarified that in addition to the payments detailed in this clause 4 above, Nur will bear various expenses with regard to the development of the B.B. Printer including for payments to external designers and consultants which I.T.S. requires during the development work and for whose their employment they will receive Nur's prior approval for the development of the computer software for the B.B. Printer.

5.       Production file
         ---------------

5.1 Until the completion of the development work and in every case not later than 90 days from the date of supplying the second Beta Printer, I.T.S. will prepare for Nur and will hand it a production file of the B.B. Printer (hereinafter: "production file").

 5.2 In addition to the aforesaid in clause 5.1 above I.T.S. will prepare at every stage of the stages of development as detailed in Appendix B a partial production file (hereinafter: "the partial production file"). The partial production file for each of the development stages will be handed to Nur as soon as possible, but in any case not later than 30 days from the end of that stage.

5.3 The production file and/or the partial production file will be prepared and include details of the components, the raw materials and processes required in order to prepare and start production of the B.B. Printer, and all this as detailed in Appendix D to this agreement, and all the know-how required in order to continue the development work, preparation and start of production of the

         B.B. Printer by Nur and/or by anyone on Nur's behalf which has the know-how to carry out mechanical production work.

5.4 In addition to the aforesaid in this clause 5 above, and after completion of the development work, and as long as I.T.S. carries out the production work for Nur, I.T.S. will update the production file in every case where there is a change in its details, and this not later than 21 days from the date of carrying out each such change.

5.5. Without derogating from the aforesaid in clauses 2.4 and 2.5 above, the production file and/or the partial production file will be owned solely by Nur and will be kept by it. Nur's right to receive the production file and/or the partial production file will be in effect also after the termination of this agreement and this for any reason including due to its cancellation.

5.6 Without derogating from the aforesaid I.T.S. will supply Nur all the drawings and explanations required by Nur in order to prepare the literature and documentation for the B.B. Printer.

6.       Production work
         ---------------

6.1 Subject to the completion of production work as mentioned in clause 3 above, Nur hereby gives I.T.S. and I.T.S. hereby receives from Nur the execution of the production work, and all this under the terms detailed in this agreement.

6.2 I.T.S. will complete the preparation for the regular production of the B.B. Printer by January 31, 1997.

6.3 Within six (6) months of the date of this agreement I.T.S. will allocate an area to be used as a production hall for the assembly which complies with standards which are acceptable in industry for assembling high-tech systems, and which will be designated solely for carrying out the production work (hereinafter: "the production hall").

         Should during the period of a calendar year (from 1997 and thereafter) the number of B.B. Printers actually ordered by Nur from I.T.S. be less than 36 B.B. Printers, I.T.S. will be entitled to make use of the production hall for other uses of a similar character, which will not interfere in any way with executing the production work, apart from the production work, and this up to the time where the number of B.B. Printers ordered by Nur will be not less than the number mentioned above.

6.4 In the context of executing the production work, I.T.S. will be responsible for the production and supply of all the mechanical parts of the B.B. Printer and its mechanical assembly and the equipping of the B.B. Printer and all this in accordance with the production file as mentioned in clause 5.1 above.

         In accordance with the aforesaid, Nur will supply I.T.S. on Nur's account the electronic components and software (including the electronic casing) and the ink-jet heads, which will be incorporated into the B.B. Printer and all this as detailed in Appendix A to this agreement and subject to the changes mutually determined in the production file. In addition Nur will be responsible to carry out the integration work of the B.B. Printers.

         It is hereby agreed that Nur will be entitled to transfer the execution of the wiring work of the B.B. Printer (which are included in the production work carried out I.T.S.). In the event of such a transfer, the provisions of clause 8.3 below will apply.

         Any other change in the volume of production work, carried out by I.T.S. and this whether by transfer to Nur of the execution of certain operations included in the production work, and by way of adding the execution of certain operations in the context of the production work, will be carried out by agreement between the parties.

6.5 I.T.S. will carry out the production work with high standards of work while complying with the standards stipulated by Nur.

6.6. On the supply dates as defined in clause 7.3 below, I.T.S. will add a product file to every B.B. Printer (hereinafter: "the machine file"), which will include all the quality control and receipt reports of the various printer components, including process control. Moreover, I.T.S. will mark every component of the printer with a serial number which will enable its identification and the date of production. The serial numbers as mentioned and details will be included in the machine file.

6.7 I.T.S. will assist Nur in renting a suitable area, close to the production hall, and this whether by sub-rental from I.T.S. or by separate rental by Nur (hereinafter: "Nur's area"). Nur will use Nur's area for purposes connected with the B.B. Printer, including carrying out operations connected with the production of the B.B. Printers, which will be carried out by Nur after initial delivery as defined in clause 7.3a below, the storage of components of the B.B. Printer which will be supplied through Nur, the accompaniment and supervision of the production work, as mentioned in clause 12 below, the execution and checking of receipt of the B.B. Printers, to store B.B. Printers before their delivery and packaging and the delivery of the printers. Nur will solely bear all the expenses resulting from renting the Nur area and its use. Until the date of completion of the development, Nur and I.T.S. will finalize the terms of the rental and the use of the Nur area.

7.       Orders and delivery
         -------------------

7.1 Nur will give I.T.S. written orders in which it will specify the volume of production it orders, and this for every quarter of the calendar year (hereinafter: "the orders"). In the orders they will state the volume of production work by specifying the number of B.B. Printers which Nur orders for production, and will state in the order the requested date of completion of the production work with regard to each of the B.B. Printer and their delivery to Nur. The orders for the first quarter of each year will be given not later than the 20 December of the previous year, and for the second quarter - not later than 20 March, for the third quarter - not later than 20 June and for the fourth quarter - 20 September.

7.2 In addition to the aforesaid in clause 7.1 above, together with the order, Nur will submit to I.T.S. a forecast of the number of printers which will be required for production for the quarter after the quarter to which the order relates (hereinafter: "the forecast"). The forecast will be used by I.T.S. to estimate the production of printers in the number determined in the forecast, but in each case it will not obligate Nur and will not be construed as an order for B.B. Printers.

         Notwithstanding the aforesaid in clause 7.2 above, in every order Nur will be able to increase or decrease the number of printers included in that order, by not more than fifty percent (50%) of the number of printers included in the forecast for that quarter.

7.3 Supply of all the B.B. Printers will be according to the following stages:

         a. After completion of the production work with regard to each B.B. Printer an initial delivery will be carried out for that printer by I.T.S. to Nur (hereinafter: "initial delivery"). I.T.S. will inform Nur at least ten (10) days in advance of the date of the initial delivery of every B.B. Printer.

         b. After completion of the integration of every B.B. Printer and final acceptance tests, as defined in clause 7.8 below, the final supply will be carried out on that printer by I.T.S. to Nur (hereinafter: "the final supply").

         It is hereby agreed that the time period between the date of the initial delivery and the date of final delivery will not exceed fifteen
         (15) days, but in this period of time the period required to carry out repairs and adjustments discovered during the initial and final acceptance tests as defined in clause 7.8 below will not be included.

7.4 Immediately after receipt of every order the parties will adjust the initial date of delivery and final supply (hereinafter together: "date of supply") of the B.B. Printers included in the order, but it is agreed that in each case I.T.S. will carry out the initial delivery of the printers on a current basis during the period starting not later than the end of fifty (50) days from the date of the order, and that it will be completed by the end of seventy (70) days from the date of the order, but in every case the final and last date of order of those printers will not be more than fifteen (15) days before the termination of that quarter.

         Should I.T.S. not be able to supply the B.B. Printers by the date of supply, and this due to the existence of one of the circumstances detailed in this clause below, the date of supply will be delayed respectively over the period in which the following circumstances existed.

         a. Force-majeur. For the purpose of this clause it is agreed that force-majeur will include among others a general strike in the Israeli economy or in a certain sector of the economy or a general mobilization for active reserve duty, provided that as a result of the strike or mobilization, most of I.T.S.'s workers will be absent from their work.

         b. A delay in carrying out those actions connected with the production of the printer which are said to be carried out by/or on the responsibility of Nur, as mentioned in clause 6.4 above, concurrently with carrying out the production work.

         c. Nur's objection to approve the replacement of the components, raw materials, suppliers or sub-contractors as mentioned in clause
              10.2 below, after the end of 14 days from the date on which I.T.S. informed Nur in writing that without such replacement (which is not for reasons of economic feasibility) it is not possible to continue carrying out the production work.

         d. Nur not being present at the time stipulated for the start for the initial delivery, after notice was given to Nur in accordance with clause 7.3a above.

7.6 In addition to the aforesaid in clause 7.5 above, should the number of printers included in the order exceed more than fifty percent (50%) of the number of orders stated in the forecast for that quarter, and will exceed 12 printers (hereinafter: "the excess printers"), I.T.S. will be entitled, without this being a violation of its obligations according to this agreement, to inform Nur that it will not supply the surplus printers by the delivery date.

         In the event that such notice was given by I.T.S., I.T.S. undertakes to organize itself by the end of the current quarter to carry out the production work in the total volume of the volume of forecast for that quarter, plus the surplus printers (hereinafter together: "the volume of the increased work"). Should I.T.S. inform Nur that it is not able to organize itself within one quarter to carry out the production of the volume of increased work, Nur will be entitled, at its sole discretion, to approach a third parties and/or to produce the surplus printers itself.

7.7 Should I.T.S. not supply Nur the B.B. Printers by the date of supply (including delays in accordance with clause 7.5 above) I.T.S. will pay Nur, a pre-agreed compensation, an amount equal to one fifth of a percent (0.2%) of the proceeds of the production, as defined in clause
         8.1 below, for every day of delay in the said supply, as of the date of final supply stipulated for that printer (hereinafter: "the agreed compensation"). The parties hereby declare that the agreed compensation is determined as a reasonable ratio to the damage caused to the Company as a result of the delay in the final date of supply by I.T.S.

         Notwithstanding the aforesaid in this clause, a delay in the final supply not exceeding seven days from the date of final supply, Nur will not be entitled to such compensation, but in the case of a delay exceeding seven days, the agreed compensation will be considered as of the date of the final supply. It is agreed that the agreed amount of compensation will not exceed the production profit as defined in clause 8.1(d) below. Nur will be entitled to set-off the agreed amount of compensation from any payment to which I.T.S. is entitled to receive from it.

7.8 A condition for executing the initial delivery is that the B.B. Printer will be available for initial acceptance testing as detailed in Appendix E1 to this agreement (hereinafter: "initial acceptance testing").

         The terms of carrying out the execution of the final supply is that the B.B. Printer will be available for final acceptance testing, as detailed in Appendix E2 to this agreement (hereinafter: "final acceptance tests").

         I.T.S. undertakes that should, in the framework of the initial acceptance test and/or the final acceptance tests, it be found that repairs and/or adjustments to the B.B. Printers are required, it will act continuously and to the best of its ability to complete the repairs and adjustments as mentioned as soon as possible.

7.9 The supply of the printer, after completing the production work and the final acceptance tests, will be at Nur's area. It is hereby clarified that the packaging and delivery of the printers will be carried out by Nur and on its account.

7.10 Should after the date of the order, as mentioned in clause 7.1 above, Nur deliver to I.T.S. an order to execute additional production works, whose required date of supply is in that quarter, I.T.S. will act to the best of its ability to complete that work by the date of supply. It is hereby clarified with regard to additional orders as mentioned, the provisions of clause 7.4 - 7.8 above will not apply.

8.       Consideration for the production work
         -------------------------------------

8.1 It is hereby agreed that in consideration for carrying out all I.T.S.'s obligations with regard to executing the production work for each of the B.B. Printers supplied by I.T.S. to Nur, in accordance with the provisions of clause 7 above, I.T.S. will be entitled to a payment which will be specified as the aggregate of the following components (hereinafter: "production consideration"):

         a. Total actual costs of I.T.S. for the components and raw materials used in the production work (hereinafter: "cost in materials"). The method of calculating the cost of materials is stated in clause 1 to Appendix F of this agreement.

         b. I.T.S.'s total actual costs for the employing the personnel to carry out the production work (hereinafter: "cost of labor"). The method of calculating the cost of labor is stated in clause 2 to Appendix F.

         C. Participation in half of the rent paid by I.T.S. The production hall and this as long as it is used solely for carrying out the production work (hereinafter: "participation in rent").

         d. Fixed payment for indirect variable costs and overhead costs of I.T.S. with regard to the execution of the production work for every printer (hereinafter: "indirect expenses). The amount of indirect expenses will be fixed for each printer and will decrease in accordance with the number of printers ordered in each quarter, as determined in clause 3 to Appendix F.

         e. I.T.S. profit for the execution of the production work for every printer (hereinafter: "the production profit"). The amount of production profit will be fixed for every printer and will decrease in accordance with the total accumulated number of B.B. Printers ordered by Nur, as determined in clause 4 to A Appendix F.

8.2 At the end of each of the first two quarters of regular production of B.B. Printers and thereafter at the end of every two successive quarters, a check of the costs in materials and the cost of labor which I.T.S. bore, for the execution of the production work for every B.B. Printer will be carried out (hereinafter: "a check of costs"). The check of costs will be carried out jointly by the parties according to I.T.S.'s books and in accordance with the methods of calculation specified in Appendix F. As a result of the costs check, the elements of the costs of materials and costs of labor for the printers to be ordered will be determined, up to the date of the next check of costs

8.3 The parties will act to the best of their ability and on a current basis in order to bring down the cost of materials and cost of labor. At the time of checking the costs, the parties will check the cost of materials and cost of labor and update them when necessary (by way of adding or deducting).

         Moreover it is agreed that should there be changes in the volume of production work, as mentioned in clause 6.4 above, or in the event that I.T.S. will use the production hall for other uses, as mentioned in clause 6.3 above, the parties will carry out the necessary adjustments in the indirect expenses (by way of addition or reduction). It is agreed that for every saving and cost in materials and/or the cost of labor, I.T.S. will be entitled to an additional production profit equal to ten percent (10%) of the amount of said savings.

8.4 In consideration for the production of every B.B. Printer I.T.S. will be paid as follows:

         a 35% of the proceeds from the production will be paid to I.T.S. on the date of the delivery of the order to I.T.S. for the number of printers included in that order.

         b. 35% of the proceeds of the production will be paid to I.T.S. on the date of final supply of each B.B. Printer. Should there be a delay of over 14 days from the date of final supply due to reasons mentioned in clause 7.5(b) above, I.T.S. will be entitled to immediately receive from Nur, part of the proceeds of the production pursuant to this clause.

         c. 30% of the proceeds of the production will be paid to I.T.S. not later than 75 days from the date of final supply.

8.5 Not withstanding clause 8.4 above, Nur will pay I.T.S. its share of the proceeds of production for LLI, as defined in clause 10.8 below according to those, (including dates and amounts) which I.T.S. will pay the suppliers of LLI (hereinafter: "the consideration for LLI"). In accordance with the aforesaid, from the payments of the proceeds of production as mentioned in clause 8.4 above, a proportional amount will be deducted from the LLI consideration paid by Nur for those printers.

8.6 All payment of the consideration for production which I.T.S. will be entitled from Nur as mentioned in this clause 8, will be paid to I.T.S. according to the representative rate of the dollar at the time of actual payment and in consideration for a tax invoice properly prepared. Should Nur be in arrears in paying the consideration for production, I.T.S. will be entitled to receive from Nur, as from the 7th day of delay, interest for the amount in arrears at a rate equal to the rate of exceptional debit interest on overdraft accounts as will be in force at that time at Bank Hapoalim B.M.

8.7 It is hereby declared that apart from the production considerations I.T.S. will not be entitled to any additional payment for the execution of the production work.

9.       Employees
         ---------

9.1 I.T.S. undertakes to carry out development and production work and it will only employ workers with the know-how, ability and experience required in order to execute the development and production work.

9.2 Without derogating from the generality of the aforesaid in clause 9.1 above, I.T.S. undertakes to allocate to the development and production work specific personnel among its employees, and to appoint a production manager among its employees who will be responsible for the production work. Should Nur request I.T.S. to replace the production manager by another person, I.T.S. will not refuse Nur's request, unless for reasonable cause.

9.3 To avoid doubt it is hereby agreed and declared that I.T.S. is an independent contractor for the purpose of executing the development work and there will be no employee/employer relations and/or agency relations between Nur and I.T.S. and/or I.T.S.'s employees and/or anyone employed by it and/or through it in executing the development or production work. I.T.S. will be responsible for carrying out all the provisions and deductions which much be carried out according to law with regard to its employees and it alone has the responsibility for this.

         Moreover, it is agreed that I.T.S. will not be responsible for Nur's employees and/or the responsible person as defined in clause 12 below and there will be no employee/employer relations and/or agency relations between I.T.S. and any of them.

10.      Components, raw materials and sub-contractors

10.1 In order to execute the production work Nur will supply I.T.S. with the electronic components of software and the ink-jet heads which will be incorporated into the B.B. Printers and all this as detailed in Appendix B to this agreement.

10.2 In executing the development and/or production work I.T.S. will be entitled, in addition to the components supplied to it by Nur, as mentioned in clauses 3.3. and 10.1 above, to use only those components and raw materials of the highest quality, and on the condition that it received Nur's prior written approval; moreover I.T.S. will be entitled to contact only those suppliers and sub-contractors which for which it received prior approval from Nur.

         Should I.T.S. request to replace components or raw materials used in carrying out the development and/or production work, or any of the supplier and/or sub-contractors, I.T.S. will deliver notice of this to Nur in which it will state the effects of such changes on the cost of the materials. I.T.S. will not be entitled to replace the components, raw material, suppliers or sub-contractors without receiving Nur's prior written approval.

 10.3 In order to obtain the approvals, as mentioned in clause 10.2 above, I.T.S. will give Nur a written notice in which it will detail the identity of the manufacturer, identity of the supplier, specifications of the components and raw materials which it requests to use, or details of the sub-contractor and any other detail demanded by Nur, whichever relevant.

 10.4 Nur will inform I.T.S. within 30 days of the date of receipt of the notice of I.T.S. as mentioned in clause 10.2 above, of its agreement or objection to the use of components or raw materials, fully or partly, or the engagement with a supplier or sub-contractor, or its demand to receive additional details with regard to those materials or components.

         It is hereby agreed that during the production of the Beta Printer, the parties will determine a list of alternative suppliers, which will be approved in advance by Nur, and which in the case of the purchase of components from those suppliers, I.T.S. will be obligated to inform Nur only and the obligation to receive Nur's approval will not apply.

 10.5 In addition to the aforesaid in clause 10 above, it is agreed that all changes in the terms of engagement of I.T.S. with one of the sub-contractors or suppliers and/or a change in the components or raw materials will be carried out subject to receiving the prior written approval of Nur. In order to receive the approval as mentioned I.T.S. undertakes to give Nur, at least 30 days in advance a written notice which will detail the character of the change and the reason for the change (hereinafter:
         "notice of change"), and within 7 days of the date of receipt of the notice of change, Nur will inform, at its sole discretion, I.T.S. of its approval or objection to the change.

10.6 I.T.S. undertakes that the components and raw materials which it will use will go through acceptance quality control testing in accordance with usual practice in high-tech industry, and in accordance with the procedures determined by Nur and I.T.S. during the execution of the development work. The tests and checking as mentioned will be carried out by I.T.S. through a qualified tester on its behalf and these will be detailed in the production file as mentioned in clause 5.1 above.

         It is hereby clarified that I.T.S. will not be entitled to use components and/or raw materials which deviate from the specifications included in the production file, and this without the prior written approval of Nur.

10.7 In every case where in order to carry out a production work I.T.S. will require special tools, of any type whatsoever, I.T.S. will purchase or manufacture the tools as mentioned on its account. It is agreed that if the production work for any reason whatsoever will be terminated, Nur will be entitled, at its sole discretion, to demand from I.T.S. that it sells it the said tools, fully or partly, at a price to be agreed upon between the parties or in the event of dispute regarding the price, it will be determined by an assessor to be appointed in the procedure as mentioned in clause 20 below.

10.8 I.T.S. will maintain an inventory of components and raw materials used for the production work and this in a volume and quantities as determined by the parties on completion of the Beta Printers, in order to supply Nur all the components and raw materials rapidly and regularly.

         Up to the date specified in clause 6.2 above, Nur and I.T.S. will together decide a list of components and raw materials used for the production work and for which their equipping requires the handing of orders to suppliers a fairly long time prior to the supply date (long lead items), I.T.S. will order and maintain the inventory of LLI required to perform the production work of the B.B. Printers in quantities stated in the forecast given to it by Nur in accordance with clause 7.2 above.

         I.T.S. will maintain an inventory of spare parts manufactured by it for the printer for a period not less than the last date by which I.T.S. will supply Nur with B.B. Printers.

10.9 Nur will purchase from I.T.S. components as mentioned in clause 10.8 above as spare parts for the printers, and this for a consideration to be calculated as detailed in Appendix G attached hereto to the Agreement. It is hereby agreed that Nur will not be obligated to purchase from I.T.S. those parts purchased from third parties and not manufactured by I.T.S. and Nur will supply and install in the B.B. Printers only those components approved in accordance with the provisions of clause 10 above.

11.      Training and support
         --------------------

11.1 I.T.S. will train and teach Nur's employees as decided by Nur, for handling and supporting for all purposes the mechanical aspects of the B.B. Printers, and this through I.T.S.'s employees who have suitable qualifications ("training services").

         Training services include the process of assembling the printers and accompanying the operation of the mechanical system of the printers at a level which will enable Nur's technicians to give independent service and support to the printers.

11.2 After supplying the Beta Printers I.T.S. undertakes, in the framework of the development work, to supply Nur the training services of up to 200 labor hours, in the context of up to 3 courses to service engineers.

11.3 In addition to the aforesaid in clause 11.1 above, as long as I.T.S. carries out the production work for Nur it will supply Nur at Nur's request, the training services and in consideration will receive $1,500 per course for service engineers (about 60 hours). Such a course will be carried out in the production hall.

11.4 After the completion of the period of warranty, I.T.S. undertakes in every case where there is a breakdown and/or mechanical problem which Nur technicians are unable to repair, to put repair services at Nur's disposal through its employees, and this in consideration for the amount as determined in the agreement by the parties.

12.      Supervision
         -----------

12.1 Nur will be entitled, at its absolute discretion, to appoint on its behalf one or more persons who will be responsible on Nur's behalf for the supervision, coordination and direction of the development and production work carried out by I.T.S., pursuant to this agreement, including sub-contractors who will be employed by I.T.S. in carrying out development work or production work (hereinafter: "the Supervisor").

12.2 The supervisor will be engaged by Nur and on its account. Nur will inform I.T.S. of the identity of the supervisor and/or the supervisors and in the case of their replacement Nur will give I.T.S. notice of this.

12.3 In the context of carrying out his functions, the supervisor will be entitled and qualified, among other things to follow up and check the method of carrying out the work by I.T.S., I.T.S.'s compliance with planned timetables for carrying out the development and production work, the quality of the work carried out by I.T.S. and the raw materials and components used in carrying out the development of the production work, and the safeguarding of confidentiality of know-how and rights of Nur in the know-how, and be involved and integrated in all the stages of the planning and execution of the development and production work (hereinafter: "the Inspection").

12.4 In order to carry out the inspection the supervisor will be entitled to enter I.T.S.'s plants or any other place in which the development or production work is carried out, and to receive all information, documents and data required to carry out the inspection and this during regular working hours.

12.5 Should the supervisor during the performance of the inspection find that there were defects in carrying out I.T.S.'s obligations under this agreement and including I.T.S. not complying with timetables for carrying out the development or production work, the supervisor will be entitled to warn I. T.S. and, at his discretion, also to instruct I.T.S. to amend the defects found and/or to take steps in order to ensure compliance with the timetables. Should I.T.S. receive a warning and/or such an instruction, it will take all the steps required in order to repair the defect found or to take necessary steps, and this within a reasonable time, as to be determined by the supervisor.

12.6 It is hereby declared that subject to clause 12.7 below, the appointment of the supervisor and/or the giving of any instruction, directive and/or recommendation by him, will not derogate from I.T.S.'s obligations in accordance with this agreement.

12.7 Should the supervisor give I.T.S. an instruction or directive, I.T.S. will be entitled to inform Nur in writing within 7 days, that that instruction or directive is, in its opinion, a mistake. Should I.T.S. give such notice to Nur, I.T.S. will not be responsible for the defect and/or fault discovered in the B.B. Printers, where the main direct factor is the performance of that instruction or directive given by the supervisor.

13.      Warranty
         --------

13.1 I.T.S. will give every B.B. Printer supplied to Nur a warranty for the production work including the mechanical operations of the printer, the precondition of all the printer's components, apart from components supplied by Nur as mentioned in clause 10.1 above, and the assembly of the printer (hereinafter: "the warranty"), and this for a period of 18 months from the date of supply of every printer but not later than 1 year after the assembly of the printer at the final customer (hereinafter: "the warranty period").

13.2 In the framework of the warranty I.T.S. will be obligated during the period of the warranty as follows:

         a. To replace, on its account any component of the B.B. Printer excluding components supplied by Nur in accordance with clause
              10.1 above,
              which will be found to be defective or not in order (hereinafter:
              "the defective component").

         b. immediately on receipt of the notice from Nur regarding a defective component, I.T.S. will supply Nur an alternative component to replace the defective component (hereinafter: "the alternative component"), and this even if the defective component itself has not been given to it. Nur will give I.T.S. the defective component, unless it finds that the component was not defective and in such a case will credit I.T.S. with the cost of the replacement component.

         c. Should the service and maintenance system for the B.B. Printers operated by Nur or someone on its behalf, not be able to repair a breakdown and/or defect in the assembly of the printer caused and/or discovered in one of the B.B. Printers, I.T.S. will supply a specialist on its behalf to correct the breakdown and/or defect as mentioned. I.T.S. will bear all the expenses of this expert, but I.T.S. and Nur will bear in equal shares the transport and the board and lodging expenses outside Israel of such a specialist.

         d. Should a breakdown or defect be found in a regular B.B. Printer (i.e. the breakdown or defect was discovered in circumstances similar to a number of B.B. Printers, I.T.S. will participate in half of expenses of Nur or someone on its behalf, in correcting the said defect.

13.3 The warranty will not apply for the repair of breakdowns caused as a result of one of the following reasons:

         a.   The use of the B.B. Printer contrary to Nur's instructions.

         b. Carrying out a repair or change in the printer or in any element of the printer, not by Nur or I.T.S.

         c. Damages caused by an external cause not by Nur or I.T.S. or on their responsibility which include damage due to fire, water, lightening, power failures, mechanical breakdown of the equipment, the effects of chemical materials, war and terror actions.

         d.   Intentionally caused the breakdown.

14.      Insurance
         ---------

 14.1 I.T.S. declares that it has a valid professional liability insurance policy which covers the performance of the machinery design work, in an amount of up to five hundred (500) thousand dollars per event and for the period, and it undertakes that this policy will remain in effect in an amount which will not be less than the said amount for a period up to the end of two years from the date of completing the development work. I.T.S. will submit a copy of this policy to Nur.

14.2 I.T.S. undertakes that in every case where a demand and/or claim is submitted to it which is covered by the insurance policy mentioned in clause 14.1 above, it will gave notice to Nur of this and on Nur's first demand will increase the amount of the policy.

14.3 I.T.S. will purchase and keep valid during the whole period of this agreement up to an agreed date after its termination of the production work by it, a product warranty insurance which will apply in Israel on B.B. Printers manufactured by it in the framework of the production work.

15.      Exclusivity
         -----------

15.1 Subject to the successful completion of the development work Nur will give I.T.S. exclusivity in performing the production work of the B.B. Printers and this up to the supply of 85 B.B. Printers by I.T.S. or at the end of 24 months from the date of completion of the development work, whichever later (hereinafter: "the exclusivity period").

 15.2 After the end of the exclusivity period Nur will be entitled to itself produce the B.B. Printers including making unlimited use of the production file.

15.3 Should Nur request to carry out the production work, fully or partly, through a third party (hereinafter: "additional manufacturing work"), and subject to the performance of its obligations to I.T.S., pursuant to this agreement, the following provisions will apply:

         a. Nur will give written notice to I.T.S. of its intention to supply additional work to be carried out.

         b. Within 14 days of the date of Nur's notice as mentioned in sub-clause(a) above, I.T.S. will be entitled to submit to Nur a price offer for carrying out the additional production work (hereinafter in clause 15: "I.T.S.'s offer").

         c. Should Nur receive an offer by a third party to carry out the additional production work which includes terms which are superior to I.T.S.'s offer (hereinafter in clause 15: "the third party offer"), I.T.S. will be given an opportunity to offer to Nur, within 14 days, an additional offer to carry out the additional production work on the same terms as the offer of the third party or at better terms the terms (hereinafter in clause 15: "additional offer").

         d. To avoid any doubt it is hereby clarified that Nur will be entitled to negotiate with I.T.S., and/or with third parties with regard to carrying out the additional production work, provided that the provisions of sub clause (c) will apply with the necessary changes to such negotiations.

         e. Nur will give I.T.S. the performance of the additional production work and this unless the offer of the third party included significantly better terms than the terms offered by I.T.S., (or the additional offer if submitted by I.T.S.). Without derogating from the generality of the aforesaid, it is hereby clarified that a price lower by 10% or more than the price offered to Nur in I.T.S.'s offer (or in the additional offer if submitted by I.T.S.) while safeguarding the similar level of quality (price performance), will be considered as significantly better terms.
              To avoid doubt it is hereby clarified that in such an event Nur will not be obligated to accept the offer if it thinks that the terms are not identical or preferable to those of the preferable offer.

         f. Should Nur decide to give the additional production work to I.T.S., the parties will negotiate in good faith and in the regular way in order to engage in a detailed agreement with everything connected with carrying out the additional production work, including the terms of the order for the additional production work and the supply of the additional production work by I.T.S.

15.4 Should during the exclusivity period Nur develop a printer in the format similar to the B.B. Printers, which will not be based on the technical design of the B.B. Printers, then the contents of clause 15.1 will not apply to such printers. Should Nur request to give the development and mechanical and/or production work of that printer to a third party the provisions of clause 15.3 above will apply.

15.5. I.T.S. undertakes that as long as it carries out the production work and for an additional period of 24 months it will not carry out any the development and/or production work of digital printing system, but only for Nur, and all this whether directly or indirectly, whether working for itself or for others. I.T.S. undertakes to obtain an identical obligation also from its shareholders. I.T.S.'s obligations under this paragraph will be in effect even after termination of this agreement, and this for any reason including due to its cancellation.

16.      Additional development work
         ---------------------------

16.1 Should at any time during the exclusivity period Nur decide to carry out changes which are not significant in the mechanical design of the B.B. Printer, it will give notice of this to I.T.S.. I.T.S. will be obliged to carry out on its account the changes in the design as mentioned, and will be entitled to a refund of the direct expenses which it bears to third parties with regard to the performance of these changes. The performance of these changes will be a condition for protecting I.T.S.'s exclusivity rights as mentioned in clause 15 above.

16.2 Should at any time during the exclusivity period Nur decide to carry out significant changes in the mechanical design of the B.B. Printer (hereinafter:

         "additional development work"), it will give written notice to I.T.S. and the notice will detail the significance of the additional development work required.

16.3 Within 14 days of the date of Nur's written notice, I.T.S. will be entitled to inform Nur that it is interested to carry out the additional development work. Should U.S. inform Nur that it is not interested to carry out the additional development work, the exclusivity rights of I.T.S. as mentioned in sub-clause 15 will come to an end.

16.4 Subject to the performance of I.T.S.'s obligations under this agreement, should I.T.S. give Nur such notice as mentioned in clause
         16.3 above, according to which it is interested to carry out the additional development work, Nur undertakes to give the additional development work to I.T.S. For the execution of the additional development work the provisions of clauses 2, 4 and 5 will apply with the necessary changes.

16.5 After the end of the exclusivity period the provisions of this clause 16 will not apply to the parties.

17.      Confidentiality
         ---------------

17.1 I.T.S. hereby undertakes to keep all the know-how secret, not to disclose or to transfer to others the know-how, fully or partly, or to enable others to have access to the know-how and/or to copy the know-how, all this apart from the use of the know-how by its employees as far as necessary in order to perform the production work.

17.2. I.T.S. will receive from its employees or others on its account who will be employed in carrying out the production work, an obligation of confidentiality and non-competition as mentioned in this clause 17.

17.3 The provision of this clause 17 will be in effect in every case of the termination of this agreement including due to its cancellation.

18.      Period of the agreement
         -----------------------

18.1     The period of this agreement is as from the date of its signature.

18.2 As of the date of the end of the exclusivity period each of the parties is entitled to terminate this agreement with a written notice given to the other party at least 6 months in advance.

18.3 Notwithstanding the provisions of this clause 18, Nur will be entitled to terminate this agreement immediately on the occurrence of a basic violation of the this agreement by I.T.S., including each of the following occurrences:

         a. The violation of the undertakings of I.T.S. to safeguard confidentiality and non-competition as mentioned in clause 17 above.

         b. The transfer of I.T.S.'s rights and/or liabilities contrary to the provisions of clause 19 below.

         c. Appointment of a receiver or liquidator for I.T.S., provided that this appointment is not canceled within 45 days.

              For every case of the termination of the agreement in accordance with the provisions of this clause 18.3, I.T.S. undertakes to complete the production work of the B.B. Printers for which it received orders up to the date of such notice. It is hereby clarified that the provisions of this clause will be in effect even after termination of this agreement.

 18.4 Unless otherwise specifically specified in this agreement after the date of termination of the agreement, the provisions of this agreement will not obligate and/or entitle the parties to it.

19.      Prohibition of transfer
         -----------------------

19.1 I.T.S. will not be entitled to endorse and/or transfer its obligations and/or rights under this agreement or the performance of the development work and/or production work to any third party, and this unless it receives Nur's prior written agreement.

19.2. Nur will be entitled to endorse and transfer to a third party its obligations and rights under this agreement (hereinafter: "the transferee") provided that the transferee will give I.T.S. a written notice in which it undertakes all the undertakings of Nur according to this agreement and should I.T.S. inform Nur in writing, within 15 days from the date of receiving the notice of transfer, of its objection to the endorsement and transfer to the transferee, provided such objections will be for reasonable reasons relating to the identity of the transferee, Nur will guarantee to I.T.S. the performance of the obligations of the transferee pursuant to clauses 15 and 16 to this agreement. To avoid doubt it hereby declared that the assignment and transfer by Nur does not reduce the obligations and rights of the parties which applied before the said endorsement and transfer.

20.      Arbitration
         -----------

 20.1 Any dispute between the parties regarding the development and/or production work and/or the reasonability of the instructions of the supervisor and/or relating to the additional production work and/or additional development work will be transferred to the decision of Engineer Amir Ziv-Av. Provided that on the date of the transfer of the dispute for his decision there will be no conflict of interest resulting from his relations with one of the parties. Should there be a conflict of interest as mentioned, Amir Ziv-Av will determine at his discretion an alternative engineer who will decide on the dispute (hereinafter: "the professional arbitrator"). The professional arbitrator will not be subject to the procedures, the laws of evidence or the substantive law, but he will have to explain his decision.

20.2 Any dispute between the parties with regard to the execution or the interpretation of this agreement which does not fall within clause 21 above, will be brought for the decision of the arbitrator whose identity will be determined by an agreement between the parties, and in the absence of such an agreement, by the head of the Tel Aviv District bar Association (hereinafter: "the arbitrator"). The arbitrator will not be subject to legal procedures or the laws of evidence, but will be subject to the substantive law and he will have to explain his decision.

20.3 The provisions of this clause 20 will be considered as an arbitration agreement between the parties which will obligate the parties for all purposes resulting from the provisions of this agreement even after the end of the period of the agreement.

21.      General
         -------

21.1 The addresses of the parties as are detailed in the preamble to this agreement and notices sent by registered post to one of the parties to that address will be considered as if received within 7 days from the date of its dispatch, unless proved that it arrived earlier to the other party.

21.2 The terms of this agreement include fully the conditions and agreements between the parties with regard to the performance of the development and production work and they supersede any engagement, agreement, presentation, obligation prior to the signature on this agreement which was carried out between the parties, whether in writing or verbally, but they do not derogate from the effect of the confidentiality agreement signed between the parties on December 26, 1994.

21.3 The parties will take all additional steps including the signature on additional documents required in order to apply and carry out this agreement according to its wording and spirit.

21.4 The laws of the State of Israel will apply to this agreement and the sole jurisdiction regarding it will be the competent court in Tel Aviv-Jaffa.

 2.15 Any change or cancellation of the provisions of this agreement will be carried out only in a written document which will be signed by the parties.

                   In witness whereof the parties hereby sign



------------------------------                 ---------------------------------
Nur Advanced Technologies Ltd.                 I.T.S. Machinery Development Ltd.

                                                                    Appendix A

                         Specifications of B.B. Printers


                  Will be completed as mentioned in 1.1 above

                                                                    Appendix B

                              Development Work Plan

               Will be completed as mentioned in clause 1.1 above

                                                                    Appendix C

                                Proceeds for Additional Work

1.       Cost of materials
         -----------------

         The cost of materials will be determined according to the actual cost of the components and materials used in the production work, where to the cost of the materials will be added an amount equal to 25% for depreciation.

2.       Cost of labor
         -------------

         The cost of labor will be determined according to the number of labor hours actually performed by I.T.S.'s employees and on the basis of price per hours (in NIS) as detailed in the following table:

                        Type of work            Price in dollars per labor hour
                        ------------            -------------------------------
                   Technician/assembler                         26
                   Engineer                                     40
                   Cutter                                       34
                   Engraver                                     30

         The prices per labor hour detailed in the table above will be updated in accordance with the rate of cost of living allowance paid to all employees in Israel.

                                                                    Appendix D

                           Contents of Production File

1.     Bill of materials

2.     Drawings - Items
                - Marking
                - Assembly

3.     Specifications of materials.

4.     Instructions and work processes.

5.     Assembly instructions.

6.     Special manufacturing instructions.

7.     Gauges and tools.

8.     Testing specifications (QA/QC).

9. List of suppliers and sub-contractors in those cases where there is a unique requirement.

10.    Exceptions reports.

11.    Specifications of acceptance tests.

12.    Quantity specifications.

                                                                   Appendix E1

                    Specification of Initial Acceptance Tests

                To be completed as mentioned in clause 1.1 above

                                                                   Appendix E2

                    Specifications of Final Acceptance Tests

                To be completed as mentioned in clause 1.1 above

                                                                   Appendix  F

                          Consideration for Production

1.       Cost of materials
         -----------------

         The cost of materials will be determined according to the actual costs of the components and materials used in the production work and 3% will be added to the cost of the materials for depreciation.

2.       Labor costs
         -----------

         The cost of labor will be determined according to the number of actual labor hours performed by I.T.S.'s employees on the basis of actual cost of the employer of I.T.S. for those employees

3.       Indirect costs and participation in rent
         ----------------------------------------

         The amount of indirect costs and participation in rent for each B.B. Printer in every quarter will be determined (in dollars) according to the following table, where the amount is determined according to the total number of printers ordered for that quarter:


                                                 Number of total printers ordered in the quarter
                                          ------------------------------------------------------------
                                            12       14        16       18       20       22        24
                                          -----    ------    -----    -----    -----    -----    -----
           Variable indirect expenses     4,250     4,150    3,830    3,540    3,190    2,900    2,660
           Overhead expenses              8,850     7,590    6,640    5,900    5,310    4,830    4,430
           Participation in rent
                                          -----    ------    -----    -----    -----    -----    -----
           Total
                                          =====    ======    =====    =====    =====    =====    =====

         For a number of printers exceeding 12 which are not stated in the above table the amount of indirect costs will be calculated proportionally. For the number of printers in the quarter exceeding 24 no indirect cost will be paid.

         It is agreed that even that if the number of printers ordered will be less than twelve (12) in the quarter the amount of indirect expenses and participation in them will be determined on the basis of the fixed amounts for 12 printers. But, should as from the beginning of 1997 in two consecutive quarters there be less than 12 printers be ordered, then as of the third quarter the amounts of indirect expenses in participation in rent will be determined according to the following table:

                                                  Number of total printers ordered in the quarter
                                               ----------------------------------------------------
                                                  4               6               8            10
                                                -----          ------          ------        ------
           Variable indirect expenses          10,440           7,500           6,380         5,100
           Overhead expenses                   26,550          14,000          13,280        10,620
           Participation in rent
                                                -----          ------          ------        ------
           Total
                                                =====          =====-          ======        ======

4.       Production Profit
         -----------------

         The amount of production profit for every printer (in dollars) will be determined according to the following table taking into account the total accrued amount of B.B. Printers ordered by Nur.

                   Accumulated number of printers
                               ordered                        Production profit per printer
                   ------------------------------             -----------------------------
                        UP to 25 (inclusive)                             16,000
                    Between 26 and 50 (inclusive)                        15,000
                    Between 51 and 75 (inclusive)                        14,000
                   Between 67 and 100 (inclusive)                        13,000
                         From 101 and above                              12,500

                                                                    Appendix G

                             Costing of Spare Parts